EXHIBIT 10.2



                         COLLATERAL ASSIGNMENT OF RIGHTS


     THIS COLLATERAL ASSIGNMENT OF RIGHTS dated as of April 10, 2000 between Sierra Health Services , Inc., a Nevada corporation ("SHS") and Anthony M. Marlon ("Assignor").


                                   BACKGROUND

     A. Pursuant to the Loan Agreement between Assignor and SHS dated as of April 10, 2000 (the "Loan Agreement"), SHS has agreed to extend certain credit to Assignor, subject to the terms and conditions set forth therein.

     B. Assignor has beneficial ownership of shares of stock with a current value of approximately $4.4 million in Goldman Sachs Main #1 Account. Attached, as Exhibit A, is a list of stock in Assignor's Goldman Sachs Main #1 Account.

     NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Certain Definitions. (a) As used herein, the following terms shall have the meanings indicated:

     "Assigned Rights" shall have the meaning set forth in Section 2 hereof.

     "Event  of  Default"  means an  Event of  Default  as  defined  in the Loan
Agreement   and  also  means  any  breach  by  the   Assignor   of  any  of  his
representations, warranties or covenants under this Agreement.

     "Loan" means the credit facility provided by SHS to Assignor in accordance with the Loan Agreement.

     "Obligations" means all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to SHS by or from Assignor arising out of the Loan Agreement or this Agreement, including, without limitation, all obligations to repay principal of and interest on all Advances, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to Assignor under the Loan Agreement or this Agreement, whether or not evidenced by any note or other instrument.

     "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     (b) The terms "Accounts," "Chattel Paper," "Instruments," and "Proceeds," shall have the meanings assigned to such terms in the Uniform Commercial Code.

     (c) Capitalized terms used herein and not otherwise defined herein shall have their respective meanings assigned in the Loan Agreement.

     2. Collateral Assignment of Rights. To secure the complete and timely satisfaction of all Obligations, Assignor hereby pledges and assigns, grants a security interest in, and transfers to SHS as and by way of a security interest having priority over all other security interests, with power of sale as set forth below, to the extent permitted by law, all of Assignor's rights in respect to stock owned in Assignor's Goldman Sachs Main #1 Account, see Exhibit A, and any agreement between the Borrower and SHS relating thereto, whether now existing or hereafter arising, and all proceeds of the foregoing from time to time received, receivable or otherwise distributed in respect of, or exchange for, any or all of the foregoing (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or similar law, by or against Assignor, with respect to Assignor) and all powers and rights of Assignor now or hereafter acquired by Assignor, including rights of enforcement, under any or all of the foregoing (collectively, the "Assigned Rights").

     3. Title to Assigned Rights.

     (a) Assignor has absolute and exclusive title to the Assigned Rights, free and clear of all liens, security interests and other encumbrances, and Assignor shall warrant and defend his title to the Assigned Rights, subject to the rights of SHS, against the claims and demands of all persons.

     (b) SHS may, at its sole election but without obligation to do so, discharge any lien, security interest or other encumbrance of any third party on any of the Assigned Rights and all expenses incurred by SHS in so doing, together with interest thereon at the rate applicable under the Loan Agreement, shall be added to the Obligations and shall be payable by Assignor on demand.

     4. Release by SHS. This Assignment is made for collateral purposes only. Upon payment in full of all Obligations and termination of the Loan, SHS shall execute and deliver to Assignor all releases, assignments and other instruments as may be necessary or proper to re-vest in Assignor all rights and interest conveyed by Assignor to SHS by this Agreement, subject to any disposition thereof which may have been made by SHS pursuant hereto or pursuant to the Loan Agreement.

     5. Cumulative Remedies; Power of Attorney; Effect on Loan Agreement. All of SHS's rights and remedies with respect to the Assigned Rights, whether established hereby, by the Loan Agreement, by any other agreements or by the Uniform Commercial Code or other law, shall be cumulative and may be exercised singularly or concurrently. Assignor hereby authorizes SHS to make, constitute and appoint any officer or agent of SHS as SHS may select, in its sole discretion, as Assignor's true and lawful attorney-in-fact, with power, from and after the occurrence of an Event of Default, to take any other actions with respect to the Assigned Rights as SHS reasonably deems in the best interest of SHS. Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until all Obligations shall have been satisfied and the Loan Agreement shall have been terminated. Assignor acknowledges and agrees that this assignment is not intended to limit or restrict in any way the rights and remedies of SHS under the Loan Agreement, but rather is intended to facilitate the exercise of such rights and remedies given it by the terms of this Assignment, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code.

     6. Financing Statements. Assignor shall execute all financing statements and amendments thereto and continuations thereof as SHS may request from time to time to evidence the security interest granted, or intended to be granted, to SHS hereunder and will pay all filing fees and taxes, if any, necessary to effect the filing thereof. Wherever permitted by law, Assignor authorizes SHS to file financing statements with respect to the Assigned Rights without the signature of Assignor. A copy of this Agreement or a copy of any financing statement prepared in connection with this Agreement may itself be filed as a financing statement. The location of Assignor's principal place of business is at his notice address set forth in Section 8.11 of the Loan Agreement, and Assignor agrees to provide SHS prior written notice of any change of any such principal place of business.

     7. Waivers. No course of dealing between Assignor and SHS, nor any failure to exercise, nor any delay in exercising, on the part of SHS, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     8. Severability. The provisions of this Assignment are severable, and if any clause or provision shall be invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Assignment in any jurisdiction.

     9. Modification. This Assignment cannot be altered, amended or modified in any way, except by a writing signed by the parties hereto.

     10. Binding Effect, Benefits. This Assignment shall be binding upon Assignor and his successors and assigns, and shall inure to the benefit of SHS, its nominees, successors and assigns.

     11. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflict of laws principles thereof.

     12.  Counterparts.   This  Assignment  may  be  executed  in  one  or  more
counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one of the same document.

     13. Further Action. Assignor shall execute and deliver to SHS from time to time all such other agreements, instruments and other documents (including, without limitation, all requested financing and continuation statements and all requested documents relating to the creation, perfection or protection of liens and security interests) and do all such other and further acts and things as SHS may reasonably request in order further to evidence or carry out the intent of this Agreement or to perfect and protect the liens and security interests created hereby or intended so to be.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment effective as of the day and year first above written.




                                                   ASSIGNOR:


                                                   /s/ Anthony M. Marlon, M.D.
                                                   Anthony M. Marlon, M.D.




                                                   SIERRA HEALTH SERVICES, INC.


                                                   By:  /s/ Erin E. MacDonald
                                                   Title:   President




Executed by the Assignor
on __June 26____ , 2000


                                    EXHIBIT A


                       Goldman Sachs Main #1 Market Value
                                 As of 06/26/00
                                *Estimated Prices




        Security                       Shares        Curr Price       Cost Basis     Gain/Loss        Balance

Cisco Systems, Inc.                    5,000.000        63 9/16        44,548.61     273,263.89      317,812.50
Federal Portfolio                    550,847.620         1.000*       550,847.62           0.00      550,847.62
Intel Corp.                            3,000.000      133 11/16       102,993.75     298,068.75      401,062.50
Morgan Stanley Dean Witter             4,000.000         83 1/4         5,625.00     277,375.00      333,000.00
Sierra Health Services               878,841.000         3 3/16        50,231.50   2,751,074.19    2,801,305.69

TOTAL Investments                                                     804,246.48   3,599,781.83    4,404,028.31